UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On February 22, 2016, the Compensation Committee of our Board of Trustees awarded 2015 annual incentives and equity-based long-term incentives for our senior executives and set their 2016 base salaries.  The tables below reflect awards to those of our executive officers who were identified as named executive officers in the proxy statement for our 2015 annual meeting of shareholders.

Annual Incentive Awards

The table below sets forth the annual incentives, which are payable in cash, awarded to each of the following:

Name	Annual Incentive
Gerard H. Sweeney	$1,750,000
H. Jeffrey DeVuono	$454,139
George D. Johnstone	$348,381
Brad A. Molotsky	$285,600
Thomas E. Wirth	$468,750

Long—Term Equity Awards: Performance Units; Restricted Shares

The table below sets forth the equity-based long-term incentives awarded to each of the following executives.  Two-thirds of these awards (by value) were in the form of restricted performance share units (“Performance Units”) and one-third of these awards (by value) were in the form of time-vested restricted common shares as indicated in the table below.

Name	Performance Units (#)	Restricted Shares (#)	Aggregate Grant Date Fair Value of Performance Units and Restricted Shares
Gerard H. Sweeney	91,482	55,887	$2,100,000
H. Jeffrey DeVuono	23,740	14,503	$544,967
George D. Johnstone	18,329	11,197	$420,750
Thomas E. Wirth	24,504	14,970	$562,500

Performance Units.  Performance units represent the right to earn common shares.  The number of common shares, if any, deliverable to award recipients depends on our performance based on our total return to shareholders during the three-year period (the “Measurement Period”) that commenced on January 1, 2016 and that ends on the earlier of December 31, 2018 or the date of a change of control, as defined in our 2016-2018 Restricted Performance Share Unit Program (the “Performance Unit Program”) compared to (i) for fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of the component members (excluding us) of the S&P US REIT Index (the “Index Companies”) and (ii) for the other fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of each of the companies in a designated peer group (the “Peer Group”) contained in the Performance Unit Program.  If our total return to shareholders over the Measurement Period places us below the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then no shares will be earned under the related performance units.  If our total return to shareholders over the Measurement Period places us at or above the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then a percentage of the awards ranging from 50% to 200% will be earned.  Dividends are deemed credited to the performance units accounts and are applied to acquire more performance units for the account of the unit holder at the price per common share ending on the dividend payment date.  If earned, awards will be paid in common shares in an amount equal to the number of performance units in the holder’s account at the end of the Measurement Period.  Participants in the program may elect to defer receipt of common shares earned into our Deferred Compensation Plan.  In the event of the participant’s death, disability or qualifying retirement, he will be eligible to receive shares (if any) under the program as if the Measurement Period ended on the last day of the month in which the termination occurred.

Restricted Shares.  Each Restricted Share is scheduled to vest on April 15, 2019 and, upon vesting, will be settled for one common share.  We pay dividend equivalents on Restricted Shares prior to the vesting date.  Vesting would accelerate if the recipient of the award were to die, become disabled or retire in a qualifying retirement prior to the vesting date.  In the case of our President and Chief Executive Officer, vesting would also accelerate if we were to terminate him without cause, or if he were to resign for good reason, under his employment agreement.  In addition, if we were to undergo a change of control, then unvested shares would also accelerate if, in connection with the change of control or within a specified period after the change of control, the holder’s employment were to terminate in a qualifying termination or resignation.

The grants of the Restricted Shares and Performance Units were made under our Amended and Restated 1997 Long-Term Incentive Plan.

Base Salaries

The table below shows 2015 and 2016 base salary information established by our Compensation Committee for each of the following executives.

Name	2015 Base Salary	2016 Base Salary	% Increase
Gerard H. Sweeney	$700,000	$700,000	--
H. Jeffrey DeVuono	$363,311	$380,000	4.6%
George D. Johnstone	$336,600	$336,600	--
Thomas E. Wirth	$375,000	$400,000	6.7%

Forms of Award and Related Agreements

The award agreements for the Performance Units and Restricted Shares will be individualized for each recipient and will be in substantially the forms attached as exhibits to this Form 8-K.  The discussion above is a summary only, and we encourage you to review the full text of the forms of award agreement attached as exhibits.

Resignation of Named Executive Officer

On February 22, 2016, Brad A. Molotsky, our Executive Vice President and General Counsel resigned, effective as of April 15, 2016, to pursue other opportunities and not as a result of any dispute or disagreement on any matters relating to our operations, policies or practices.  We will provide Mr. Molotsky a $460,538 cash severance payment, subject to applicable tax withholdings, and health benefits for up to 9 months following his departure.

Item 9.01. Financial Statements and Exhibits

Exhibits

10.1	Form of Performance Unit Award Agreement

10.2	2016-2018 Performance Share Unit Program

10.3	Form of Restricted Share Award (President and CEO)

10.4	Form of Restricted Share Award (Other Executives)

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P.
By:	Brandywine Realty Trust, ITS SOLE GENERAL PARNTER
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: February 26, 2016

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